                                                                   EXHIBIT 10.34


                     INFORMATION SYSTEMS SERVICES AGREEMENT

THIS AGREEMENT made as of the 1st date of July, 1999.

BETWEEN: CANADIAN NATURAL RESOURCES LIMITED, an Alberta corporation, with its head office at 2000, 425 1st Street SW, Calgary, Alberta T2P
             3L8.                                                       ("CNRL")

                                     -and-

             FUTURELINK DISTRIBUTION CORP., an Alberta corporation, with its head office at 300, 250-6th Avenue SW, Calgary, Alberta, T2P
             3H7                                                  ("FUTURELINK")

WHEREAS:

(a) CNRL desires to outsource some of its computer and information systems functions, to ensure continuity and reliability in its computer and information systems operations for an extended period.

(b) FutureLink has agreed to provide such services upon the terms and conditions set forth below.

IT IS AGREED THAT:

1. FutureLink shall provide computer and information systems operating and consulting services to CNRL as described and for the consideration set forth in the attached Schedule A.

2. FutureLink shall provide additional computer and information systems operating and consulting services (not specifically set forth in Schedule
     A) to CNRL if, as and when requested by CNRL. FutureLink shall charge CNRL for such additional work at its then current standard commercial billing rates charged to third parties for similar services, or at a rate specifically agreed to at the time the service is requested.

3. This Agreement is effective from July 1, 1999 until June 30, 2001. Notice of renewal will be provided sixty (60) days prior to the end date of this Agreement.

4. FutureLink shall invoice CNRL at the beginning of each month an amount equal to 90% of the estimated total invoice for that month. CNRL will receive a 3% prepayment discount should CNRL pay in full the estimated amount no later than the first day of the month following the month for which the services estimated in the said invoice were rendered. If in the event CNRL does not pay the estimated amount of the invoice within the calendar month the invoice is dated, (no later than the first day of the month following), CNRL will be re-invoiced by FutureLink for the foregone 3% prepayment discount.

5. FutureLink shall invoice CNRL at the end of each month for services rendered during that month, less the estimated amount already invoiced in accordance with paragraph 4 hereof. Such invoices shall be accompanied by statements which identify the relevant accounts, services, credits and charges, summarized by appropriate classifications, except that unusual charges and credits shall be separately identified and described in detail.

6. CNRL shall pay all invoices rendered within 30 days of receipt thereof. If any invoice or amount is not paid when due, the unpaid amount shall bear interest at a nominal rate of 12% per annum (1.0% per month). Payment of any invoice shall not prejudice CNRL's right to protest or question the correctness thereof; provided however, all invoices and statements rendered to CNRL shall be conclusively be deemed to be true and correct 90 days following rendering thereof, unless CNRL takes exception thereto within the said 90 days and makes a written claim to FutureLink for adjustment.

 7. Any controversy, uncertainty or difference arising out of this Agreement or in respect of the terms thereof that cannot be resolved by discussion between the parties hereto shall be submitted to arbitration, under the Arbitration Act of Alberta.

 8. Unless mutually agreed in writing, and except as specified herein, CNRL agrees that former FutureLink employees shall not be allowed to work indirectly or directly for CNRL until the earlier of six months after termination of the employee's employment with FutureLink, or six months after termination of this Agreement. Without limiting the generality of the foregoing, this employment shall include, but not be limited to, employment by CNRL, employment by another party who contracts with CNRL, contracting, sub-contracting, agency, partnership, or any other association. Should CNRL breach this covenant (which covenant shall survive the termination of this Agreement), CNRL shall pay to FutureLink as liquidated damages and not a penalty, an amount equal to 50% of any fees or gross income earned by a former FutureLink employee during the above mentioned six month period which may be applicable for work performed by the former employee for CNRL, which amount shall be due and payable on demand. Additionally, it is agreed that FutureLink may enforce this covenant by an injunction or otherwise. Should FutureLink undergo a change in control during the above mentioned period which CNRL does not consent to in writing, or if FutureLink elects to terminate this Agreement before the end of term of this Agreement in accordance with paragraph 13 hereof, this paragraph will not be binding on the parties hereto. For the purposes of this Agreement, a change in control of FutureLink shall be effective if a party other than FutureLink's current sole shareholder, FutureLink Corp., a Delaware corporation, directly or indirectly, acquires 51% or more of FutureLink's voting shares.

 9. FutureLink agrees to keep confidential the affairs of CNRL, its affiliates and subsidiaries and not to divulge or make use of any confidential or other information in connection with the same, whether or not such information is in the public domain, including the names of and dealings with any clients of CNRL or its affiliates or subsidiaries. If requested by CNRL, all FutureLink employees who provide services to CNRL in accordance with this Agreement shall sign confidentiality agreements.

10. FutureLink agrees that all product (software, design, proposals, or other intellectual property) produced by FutureLink staff in the course of their work for CNRL remains the exclusive property of CNRL.

11. FutureLink agrees to use its reasonable best efforts to provide continuity of staff to CNRL, such that, unless agreed to in writing by CNRL, turnover of full-time staff assigned to CNRL is not to exceed one person every six months, or 20% annually, whichever is greater.

12. CNRL will have final approval at its sole discretion over FutureLink staff assigned to work at CNRL and will have sole determination of the expertise level (Junior, Intermediate, Senior, Expert) of assigned staff.

13. Either party may terminate this contract on 60 days written notice to the other party hereto.

14. This Agreement is governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein.

15.  Time is of the essence in this Agreement.

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16.  The terms of this Agreement express and constitute the entire agreement between the parties in respect of the matters set forth herein. No implied covenant or liability is created or shall arise by reason of this Agreement or anything herein contained. No amendment or variation of the provisions of this Agreement shall be binding upon any party unless it is evidenced in writing and executed by all parties hereto.

17. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors, receivers, receiver-managers, trustees and permitted assigns. Neither party may assign its interest in this Agreement or any monies due or claim arising hereunder, or subcontract all or any portion of the services to be provided hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Such consent to any assignment or subcontracting shall not relieve a party from its primary obligations pursuant to this Agreement.


IN WITNESS WHEREOF, the parties have executed and delivered these presents as of the day and year first above written.


CANADIAN NATURAL RESOURCES LIMITED      FUTURELINK DISTRIBUTION CORP.

Per: /s/ Steve Suckle                   Per: /s/ W.V. Arnett
    ------------------------------          --------------------------

Print Name: Steve Suckle                Print Name: W.V. Arnett
           -----------------------                 -------------------

Title: Manager, Info. Systems           Title: Chief Operating Officer
      ----------------------------            ------------------------

SCHEDULE A TO THE INFORMATION SYSTEMS SERVICES AGREEMENT BETWEEN CANADIAN NATURAL RESOURCES LIMITED AND FUTURELINK DISTRIBUTION CORP. DATED AS OF
JULY 1, 1999.
-------------------------------------------------------------------------------

SERVICES & REMUNERATION

1. CONSULTANTS. FutureLink 1999 rates for consulting services on an hourly basis are $60/$80/$100/$120/$150 per hour for Junior, Intermediate, Senior, Expert and Principal resources. Two options are available for contract duration and discount rate for CNRL:

     - If the duration of the contract is one year then the discount rate offered will be 20%. The rates under this option will therefore be $48/$64/$80/$96/$120 per hour for Junior, Intermediate, Senior, Expert and Principal resources

     - If the duration of the contract is two years then the discount rate offered will be 30%. The rates under this option will therefore be $42/$56/$70/$84/$105 per hour for Junior, Intermediate, Senior, Expert and Principal resources

     - FutureLink will provide the services of 5 Infrastructure staff (2 Senior, 2 Intermediate and 1 Junior) to CNRL on a full time basis. Full time shall mean 8 hours per working day, or, if necessary, additional hours in excess of 8 hours per day which must be pre-approved by CNRL. The Consultants assigned shall be agreed in advance by CNRL and FutureLink and defined in Schedule B.

     - FutureLink will provide the services of 4 User Support staff (4 Intermediates) to CNRL on a full time basis. Full time shall mean 8 hours per working day. The Consultants assigned shall be agreed in advance by CNRL and FutureLink and defined in Schedule B.

     - FutureLink will provide the services of Team Leaders, Network Support, Data and Development staff, AS 400 support, Unix support, and additional Infrastructure and User Support resources on an as required basis. These staff will be billed at the appropriate discounted hourly rate described above. Consultants assigned shall be agreed in advance by CNRL and FutureLink and defined in Schedule B.

2. HARDWARE. FutureLink may at CNRL's option purchase all required Network and PC hardware, and desktop software for CNRL. Prices will be based on a cost plus 10% arrangement.

3. COMPUTERS. CNRL will provide FutureLink staff with access to PC's of a type appropriate for the kind and nature of work FutureLink performs for CNRL.

4. TRAVEL EXPENSES. CNRL will reimburse all travel and accommodation costs associated with support provided by FutureLink to CNRL's field operations.

SCHEDULE B TO THE INFORMATION SYSTEMS SERVICES AGREEMENT BETWEEN CANADIAN NATURAL RESOURCES LIMITED AND FUTURELINK DISTRIBUTION CORP. DATED AS OF JULY 1, 1999.
--------------------------------------------------------------------------------

SERVICES AND REMUNERATION


                                                                         20%        30%    FULL OR
EMPLOYEE                 FUNCTION           LEVEL         99 RATE     DISCOUNT   DISCOUNT    P/T
---------------------------------------------------------------------------------------------------
Bernard van Blokland     AS400 Support      Expert          120          96         84       P/T
Bernard van Blokland     AS400 Support      Senior          100          80         70       P/T
Bob Tulk                 Client Support     Intermediate     80          64         56       F/T
Brian Oldridge           Field Support      Senior          100          80         70       F/T
Christine Anderson       Client Support     Senior          100          80         70       F/T
David Baker              DBA                Expert          120          96         84       P/T
Don Oldridge             Field Support      Junior           60          48         42       F/T
Chris Robertson          Client Support     Junior           60          48         42       F/T
Glen White               App Development    Expert          120          96         84       P/T
Greg Bolin               Infrastructure     Intermediate     80          64         56       F/T
Jason Auch               Field Support      Intermediate     80          64         56       F/T
Judie Roberts            Client Support     Intermediate     80          64         56       F/T
Kelvin McKay             Infrastructure     Senior          100          80         70       F/T
Kelvin McKay             Infrastructure     Expert          120          96         84       P/T
Kevin Hogg               Field Support      Junior           60          48         42       F/T
Kirby Laska              Client Support     Intermediate     80          64         56       F/T
Misc. (Brian West,
  Keith Arriss etc.)     Misc.              Expert          120          96         84       P/T
Randy Groeneveld         AS400 Support      Senior          100          80         70       P/T
Randy Groeneveld         AS400 Support      System Check     65          52         45.5     P/T
Robin Bell               Infrastructure     Expert          120          96         84       P/T
Ross MacKay              App Development    Senior          100          80         70       P/T
Simon Graham             Infrastructure     Senior          100          80         70       F/T

CNRL has the right to approve all staff assigned to the account. FutureLink reserves the right to change staff assigned to the account from time to time with fifteen (15) days notice. Replacement staff must be approved by CNRL.